UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2015 (October 26, 2015)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention and Severance Plan

(e) On October 26, 2015, Alexza Pharmaceuticals, Inc. (the “Company”) approved a retention and severance plan (the “Retention and Severance Plan”) for Thomas B. King and Dr. Edwin S. Kamemoto (the “Executive Officers”) which is substantially the same Retention and Severance Plan previously extended to all of the Company’s other employees. The Retention and Severance Plan provides that if the Executive Officer remains employed with the company until June 30, 2016, such Executive Officer will receive, upon such Executive’s termination, (i) a severance payment equal to thirteen weeks of base salary plus thirteen weeks of the such Executive Officer’s health insurance continuation payments, (ii) a tenure payment equal to one week additional base salary for every year of employment with the Company over five years and (iii) out placement assistance.

The change of control agreements that the Company previously entered into with the Executive Officers, as filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 25, 2014 (the “Change of Control Agreements”) will also continue in place. If the Executive Officer remains employed with the Company until after June 30, 2016, such Executive Officer will be entitled to receive the benefits under both the Retention and Severance Plan and the Change of Control Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: October 30, 2015
	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer